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                                                                   EXHIBIT 23.6

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in this Joint Proxy Statement/Prospectus on Form S-4 of our report dated September 24, 1997, of our audits of the combined financial statements of Satellite Affiliated Companies as of December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996. We also consent to the reference in this registration statement on Form S-4 to our firm under the caption "Experts".

/s/ Frank, Rimerman & Co., LLP

Frank, Rimerman & Co., LLP
Menlo Park, California
December 12, 1997